EXHIBIT 23.4

                                November 16, 2001


Capitol Bancorp Limited
200 Washington Square North, Fourth Floor
Lansing, Michigan 48933

     RE:  SUN COMMUNITY BANCORP LIMITED

Ladies and Gentlemen:

     Friedman, Billings, Ramsey & Co., Inc. hereby consents to your including a copy of the fairness opinion in the proxy statement/prospectus with regards to Sun Community Bancorp Limited and to the reference to this firm in the proxy statement/prospectus as financial advisor to Sun Community Bancorp Limited and under the caption "Opinion of Financial Advisor".


                                        Very truly yours,


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